Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1 Amendment No. 2 of Beleza Luxury Goods Inc. and Subsidiaries of our report dated August 27, 2008 on our audit of the financial statements of Beleza Luxury Goods Inc. and Subsidiaries as of March 31, 2008 and March 31, 2007 and the results of their operations and cash flows for the years then ended, and the reference to us under the caption “Experts.”

/s/ Kabani & Company, Inc.
Certified Public Accountants

Los Angeles, California
October 27, 2008